Vocus Announces Record Results for First Quarter 2008

Company Achieves 42% Revenue Growth, 66% Free Cash Flow Growth and Record Number of Net New
Customers

LANHAM, MD: April 22, 2008 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the first quarter ended March 31, 2008.

“The first quarter was truly outstanding for us, one of our best ever, as we exceeded all of our key operational and financial metrics”, said Vocus President and CEO, Rick Rudman. “What is particularly impressive is that we grew revenue 42%, free cash flow 66% and delivered record non-GAAP profit. The continued success and momentum we are seeing in our business reflects our ability to execute well, successfully invest for the future and deliver the most compelling solutions in the PR marketplace.”

Financial Highlights

•	Revenues for the quarter were $17.87 million, a 42% increase over the same period last year and a 9% increase over the prior quarter. The first quarter of 2008 represents the 35th consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(297,000) for the first quarter of 2008, compared to $(370,000) for the first quarter of 2007. GAAP net loss was $(403,000), or $(0.02) per diluted share, for the first quarter of 2008 compared to net income of $2,000, or $0.00 per diluted share, for the first quarter of 2007;

•	Non-GAAP income from operations for the quarter was $2.88 million compared to $1.52 million for the same period last year. Non-GAAP net income for the quarter was $2.77 million or $0.14 per diluted share compared to $1.89 million or $0.11 per diluted share in the same period last year. The GAAP and non-GAAP net income includes $0.04 per share of income tax expense. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of March 31, 2008 was $35.78 million, compared to $26.92 million at March 31, 2007;

•	Cash flow from operations for the quarter was $5.94 million, a 58% increase over the same period last year;

•	Free cash flow for the quarter was $5.12 million, a 66% increase over the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Business Highlights

•	Added a record 219 net new subscription customers during the quarter compared to 105 net new subscription customers added during the same period last year and ended the first quarter of 2008 with 2,646 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Borders Group, British Antarctic Survey, China Foreign Trade Centre, Clemson University, Department of Justice, European Organization for Nuclear Research, KPN Royal Dutch Telecom, Little Jet Set, MyBowlingCoach.com, Merck & Company, Nokia Siemens Networks, PIMCO Bonds, US Lacrosse and Warner Bros. Television;

•	Named one of America’s fastest growing technology companies by Forbes, whose ranking identified the top 25 tech companies that have shown the most significant sales growth over the last 5 years;

•	Announced the availability of the Canadian Public Relations Society measurement standard Media Relations Rating Points (MRP) in the Vocus platform;

•	Announced a partnership with Hostway to provide search engine optimized online news releases for the small-to medium-businesses using Vocus’ PRWeb Online Newswire.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and revising guidance for the full year 2008 based on information as of April 22, 2008:

•	For the second quarter of 2008, revenue is expected to be in the range of approximately $18.6 million to $18.8 million. Non-GAAP EPS is expected to be in the range of $0.12 to $0.13 assuming an estimated non-GAAP weighted average 20.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 27%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.17 per share. GAAP EPS is expected to be in the range of $(0.05) to $(0.04) assuming an estimated weighted average 17.8 million basic and diluted shares outstanding;

•	For the full year of 2008, revenue is expected to be in the range of $75.9 million to $76.7 million. Non-GAAP EPS is expected to be in the range of $0.50 to $0.52 assuming an estimated non-GAAP weighted average 20.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 30%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.67 per share. GAAP EPS is expected to be in the range of $(0.17) to $(0.15) assuming an estimated weighted average 17.8 million basic and diluted shares outstanding. Free cash flow is expected to range from $19.5 million to $20.5 million;

•	The revised EPS guidance reflects a revision to the Company’s estimated income tax expense for the year due to limitations on certain U.S. net operating loss carryforwards and higher projected U.S. taxable income. The incremental impact of the revised estimated income tax expense on our previous guidance is $0.03 per share for the second quarter and $0.15 per share for the full year. On a cash basis, our non-GAAP tax rate for 2008 is expected to remain unchanged at 5%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter 2008 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 6, 2008 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 31343355.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 2,600 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not sustain GAAP profitability, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	March 31,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,541	$52,503
Short-term investments	10,939	20,644
Accounts receivable, net	14,354	10,808
Other current assets	1,957	2,145

Total current assets	83,791	86,100
Property, equipment and software, net	4,236	4,656
Intangible assets, net	8,628	7,893
Goodwill	17,090	17,090
Other assets	498	647

Total assets	$114,243	$116,386

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,212	$5,930
Current portion of notes payable and capital lease obligations	233	173
Current portion of deferred revenue	34,333	35,261

Total current liabilities	41,778	41,364
Notes payable and capital lease obligations, net of current portion	102	79
Deferred income taxes	639	639
Other liabilities	89	93
Deferred revenue, net of current portion	631	521

Total liabilities	43,239	42,696
Commitments and contingencies
Stockholders’ equity:
Common stock	186	194
Additional paid-in capital	109,553	112,608
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(60)	(34)
Accumulated deficit	(35,392)	(35,795)

Total stockholders’ equity	71,004	73,690

Total liabilities and stockholders’ equity	$114,243	$116,386

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)	(unaudited)
Revenues	$12,597	$17,867
Cost of revenues, including amortization expense of intangible assets of $30 for the three months ended March 31, 2007 and 2008	2,480	3,432

Gross profit	10,117	14,435
Operating expenses:
Sales and marketing	5,611	8,176
Research and development	745	1,213
General and administrative	3,408	4,638
Amortization of intangible assets	723	705

Total operating expenses	10,487	14,732
Loss from operations	(370)	(297)
Other income (expense):
Interest and other income	387	595
Interest expense	(15)	(5)

Income before provision for income taxes	2	293
Provision for income taxes	––	696

Net income (loss)	$2	$(403)

Net income (loss) per share:
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)
Weighted average shares outstanding used in computing per share amounts:
Basic	16,016,478	17,682,504
Diluted	16,598,471	17,682,504

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$2	$(403)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,090	1,138
Other non-cash charges	1,279	2,627
Changes in operating assets and liabilities	1,397	2,581

Net cash provided by operating activities	3,768	5,943
Cash flows from investing activities:
Net change in short-term investments	(793)	(9,680)
Purchases of property and equipment, net	(437)	(823)
Software development costs	(247)	––
Net cash used in investing activities	(1,477)	(10,503)
Cash flows from financing activities:
Public offering costs	(103)	––
Proceeds from exercise of stock options	209	605
Payments on notes payable and capital lease obligations	(128)	(83)

Net cash provided by (used in) financing activities	(22)	522
Effect of exchange rate changes on cash and cash equivalents	(1)	––

Net increase (decrease) in cash and cash equivalents	2,268	(4,038)
Cash and cash equivalents, beginning of period	26,506	56,541

Cash and cash equivalents, end of period	$28,774	$52,503

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets and stock-based compensation. We define non-GAAP net income as net income excluding amortization of acquired intangible assets and stock-based compensation. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance and determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus excess tax benefits from stock-based compensation. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(370)	$(297)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended March 31, 2007 and 2008)	753	735
Stock-based compensation	1,138	2,437

Non-GAAP income from operations	$1,521	$2,875

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$2	$(403)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended March 31, 2007 and 2008)	753	735
Stock-based compensation	1,138	2,437

Non-GAAP net income	$1,893	$2,769

Non-GAAP net income per share:
Non-GAAP diluted	$0.11	$0.14
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	17,489,759	19,708,202
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	16,598,471	17,682,504
Treasury stock effect of outstanding equity securities	––	926,151
Treasury stock effect on outstanding equity securities of SFAS No. 123R	891,288	1,099,547

Non-GAAP diluted weighted average shares outstanding	17,489,759	19,708,202

Supplemental information of stock-based compensation included in:
Cost of revenues	$115	$265
Sales and marketing	326	669
Research and development	110	181
General and administrative	587	1,322

Total stock-based compensation	$1,138	$2,437

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$3,768	$5,943
Purchases of property and equipment, net	(437)	(823)
Software development costs	(247)	––
Excess tax benefits from stock-based compensation	––	––

Free cash flow	$3,084	$5,120